UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 9, 2010
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry Into a Material Definitive Agreement.

On August 2, 2010, WSFS Financial Corporation (the “Company”) and its wholly-owned subsidiary, Wilmington Savings Fund Society, FSB (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein (the “Underwriters”), to issue and sell up to 1,370,000 shares (including the over-allotment option) of the Company’s common stock, par value $.01 per share (“Common Stock”), at a public offering price of $36.50 per share in an underwritten public offering (the “Offering”).  The Underwriting Agreement was originally filed as an Exhibit to the Company’s Current Report on Form 8-K dated August 2, 2010.   Exhibit 1.1 to this Current Report on Form 8-K includes the final Underwriting Agreement, as revised to include certain changes made to correct typographical errors in the original filing.

Section 8 – Other Events

Item 8.01                      Other Events.

On August 9, 2010, the Company issued a press release announcing the exercise of by the Underwriters of the over-allotment option and the closing of the public offering.  A copy of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

1.1             Underwriting Agreement (as revised)
99.1           Press Release Dated August 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: August 9, 2010	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer